EXHIBIT 23.2

Consent of Independent Registered Public Accounting Firm

We hereby consent to the use in this Registration Statement on Form S-3 of our report dated March 19, 2010 (except for Notes 1, 2, 8, 9, 10, 11, 14, 15 and 16 for which the date is May 12, 2010) relating to the consolidated financial statements of WaferGen Bio-systems, Inc. We also consent to the references to us under the headings “Experts” in such Registration Statement.

/s/ Rowbotham and Company LLP

San Francisco, California
May 27, 2010